UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):   October 20, 2010

COLOMBIA CLEAN POWER & FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 20, 2010, Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, Energia Andina Santander Resources SAS (“Energia”), entered into an agreement (the “Assignment Agreement”) with Jose Alfonso Tamara Osorio ( the “Assignor”) for the assignment to Energia of all of the Assignor’s rights and obligations under a mining concession contract (file No. FLG – 092) (the “Concession”) for the exploration and exploitation of coal deposits on an aggregate of approximately 4,400 hectares (10,873 acres) of land located in the Department of Santander, Colombia, in consideration for an aggregate payment of US$ 1,515,000.

The aggregate purchase price was or will be paid as follows:

(i)	US$55,000 was paid on execution of the Assignment Agreement;

(ii)	US$40,000 was paid on October 27, 2010;

(iii)	US$220,000 will be paid on the date the assigned rights are registered with the Colombian National Mining Register; and

(iv)
the balance of US$1,200,000 will be paid in six quarterly payments of US$200,000, beginning three months after the date the rights are registered, provided, however, that the amount of each quarterly payment will be reduced by 50% of the value of any extraction royalties (as described below) paid to the Assignor.

In addition to the purchase price, the Assignor is entitled to receive royalty payments in an amount equal to two dollars (US$2.00) for each ton of coal extracted under the Concession during the term of the Concession.  Energia also paid government filing fees totaling 215,377,844 Colombian pesos (approximately US$ 119,257, using the exchange rate on October 20, 2010 of US1.00=1,804 Colombian Pesos) to the Colombian Institute of Geology and Mining.

The Assignment Agreement is subject to and conditional on the approval of the Assignment Agreement by the appropriate governmental authorities, including the Colombian Institute of Geology and Mining.  Pursuant to the Assignment Agreement, Energia has agreed to take all measures necessary to obtain such approvals.  In addition, Energia has agreed to assume the obligations of the Assignor under the Concession, including, without limitation, preserving the exploration and exploitation rights granted under the Concession and ensuring that title to the Concession complies with the requirements of the Colombian mining code.

The above description of the Assignment Agreement is qualified in its entirety by reference to the full text of the English translation of the Assignment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the contents of which is incorporated herein by reference thereto.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit
Number	Description

10.1	Assignment Agreement dated as of October 20, 2010 by and between Energia Andina Santander Resources SAS and Jose Alfonso Tamara Osorio (English translation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer